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                                                                       Exhibit A
                                                                       ---------

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

     The  undersigned  acknowledge  and agree that the  foregoing  Statement  on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

     Dated:    July 30, 1998


                                            KRAMER SPELLMAN, L.P.

                                            By:      /s/ Orin S. Kramer
                                                     ------------------
                                                     Name: Orin S. Kramer
                                                     Title: General Partner

                                             /s/ Orin S. Kramer
                                            --------------------------
                                            Orin S. Kramer





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